SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                    CURRENT REPORT UNDER SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): October 5, 1998

                         Commission file number 0-10104


                             LA TEKO RESOURCES LTD.
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             (Exact name of registrant as specified in its charter)

        BRITISH COLUMBIA, CANADA                            87-0483319
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      (State or other jurisdiction of                  (I.R.S. Employer
      incorporation or organization)                   Identification No.)

         SUITE 500, 625 HOWE ST.
            VANCOUVER, B.C.                                  V6C 2T6
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     (Address of principal executive offices)             (Zip code)

              Registrant's telephone number, including area code:
              --------------------------------------------------
                                 (604) 688-0833

                                 NOT APPLICABLE
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   (Former name, former address and formal fiscal year, if changes since last report)


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                             ITEM 5.  OTHER EVENTS

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On October 5, 1998, La Teko Resources Ltd. announced that five of the seven drill holes completed on its Scheelite Dome gold property in the central Yukon intercepted significant gold. Gerald Carlson, President, stated "I believe La Teko is on the verge of a major new gold discovery. The values from this drill program are significantly higher than those intercepted by the previous shallow reverse circulation holes and further demonstrate the enormous potential within the Tintina Gold Belt for large gold deposits."
SUMMARY
The seven widely spaced drill holes totaled 4,100 feet of HQ and NQ core testing targets within a strong east-west trending gold mineralized system as outlined by anomalous gold in soils and bedrock over an area 2.5 miles by 0.9 miles. The geologic setting is very similar to the new Teck Corp./Sumitomo Metal Mining Pogo discovery (4.5 million ounces of gold) as well as the Fort Knox mine and La Teko/Newmont Gold Company's True North deposit in Alaska. All of these deposits are within the evolving Tintina Gold Belt.
Highlights of the drill program are:

DRILL       FROM          TO        LENGTH      GOLD
HOLE       (FEET)       (FEET)      (FEET)     (OZ/TON)
--------  -------       ------      ------     ------
98-10       263.3       312.4        49.1       0.030
Includes    263.3       273.9        10.6       0.055
            299.2       309.1         9.9       0.076
98-11       328.5       368.3        39.8       0.031
Includes    328.5       343.3        14.8       0.066
98-12        53.7        79.0        25.3       0.107
98-14       215.9       281.8        65.9       0.030

The results from this initial reconnaissance drill program are very encouraging. La Teko plans to move forward with a follow up program of drilling specifically focussed on the targets identified in drill holes 98-10, 11 and 12 (see attached map). La Teko has successfully met the objective of this drill program - to prove the existence of potential ore grade intercepts within this large gold system. Detailed geophysical surveys will be carried out to further define these targets and to develop new drill targets in promising areas elsewhere within the large gold anomaly.

La Teko has an option to earn a 100% interest in Scheelite Dome from Kennecott Canada Exploration Inc. by spending C$800,000 on exploration over four years. Kennecott, a wholly owned subsidiary of Rio Tinto, plc of London, England, can either retain a 2% NSR or exercise a 49% back-in right upon completion of a feasibility study.

BACKGROUND

The Scheelite Dome property contains a gold anomaly of impressive magnitude - 40 parts per billion (ppb) gold enclosing a core of 100 ppb gold in an area of 2.5 miles by 0.9 miles (4 km by 1.5 km) both in soils and in near surface bedrock. The anomaly is related to mineralization within metasedimentary rocks adjacent to several 90 million year old granitic intrusive rocks, a key feature in virtually all major gold mines and deposits with the Tintina Gold Belt, an arcuate belt which cuts across Alaska and the Yukon. Within this large gold anomaly three structural features which may be of critical importance to the gold mineralization event(s) have been identified. Various geophysical surveys were utilized to further analyze the geology and mineralization within the anomalous areas.

La Teko focussed on the above features - geochemical gold and various trace element anomalies, favourable geological and structural environments and induced polarization and magnetic geophysical anomalies - to select a limited number of reconnaissance drill targets. The property is road accessible, 16 miles (25 km) northwest of the town of Mayo in the central Yukon.

DRILL PROGRAM

Each of the drill holes intersected primarily quartzite and phyllite metasedimentary units with minor dykes. The best drill intercept, 25.3 feet of
0.107 oz/ton gold (7.7m of 3.668 g/t gold) in hole 98-12 was also one of the shallowest significant intercepts, located from 53.7 feet to 79.0 feet (16.3m to 24.0m). Within the drilling numerous sections were variably silicified and sulphide mineralization, including arsenopyrite, pyrite, pyrrhotite and stibnite, was present. Cross cutting quartz veins also occurred in various sections. True widths cannot be calculated until further drilling is completed to determine the orientation of the gold bearing unit(s). The drill holes varied in length from 482 feet to 708 feet (147m to 216m). Four holes were vertical, and the balance were drilled at an azimuth of 215o at a dip from 45o to 60o. The rock units, alteration and structures observed indicate that the drilling successfully tested the identified targets.

The drill hole locations are shown on the attached map and results are summarized in the following table:

                FROM              TO              LENGTH
  DRILL    --------------   ---------------    --------------   GOLD      GOLD
  HOLE     FEET    meters   FEET     meters    FEET    meters  OZ/TON   g/tonne
-------    -----   ------   -----    ------    -----   ------  ------   -------
98-09       82.9    25.2    110.6     33.6     27.6      8.4   0.024     0.829
           164.6    50.0    171.2     52.0      6.6      2.0   0.022     0.751
           190.9    58.0    200.8     61.0      9.9      3.0   0.021     0.712
98-10      263.3    80.0    312.4     94.9     49.1     14.9   0.030     1.043
Includes   263.3    80.0    273.9     83.2     10.6      3.2   0.055     1.886
And        299.2    90.9    309.1     93.9      9.9      3.0   0.076     2.620
98-11      328.5    99.8    368.3    111.9     39.8     12.1   0.031     1.073
Includes   328.5    99.8    343.3    104.3     14.8      4.5   0.066     2.258
           561.2   170.5    563.9*   171.3*     2.7      0.8   0.048     1.650
98-12       53.7    16.3     79.0     24.0     25.3      7.7   0.107     3.668
98-14      215.9    65.6    281.8     85.6     65.9     20.0   0.030     1.037
Includes   219.2    66.6    247.5     75.2     28.3      8.6   0.038     1.295
* end of hole

Two holes did not have any intercepts greater than 0.03 oz/t. All holes, including these two, had numerous intercepts with anomalous gold greater than 100 ppb gold. The laboratory analyses were completed by Chemex Labs.

PLANS

La Teko has fulfilled its 1998 commitments on the property. La Teko has an option to earn a 100% interest in Scheelite Dome from Kennecott Canada Exploration Inc. by spending C$800,000 on exploration over four years and paying C$135,000 to the underlying vendor (fully paid). Kennecott can either retain a 2% NSR or exercise a 49% back-in right upon completion of a feasibility study. La Teko will complete the analysis of the results from the 1998 drill program during the fall. Subject to market conditions consideration will be given in the next phase of work to include the following elements:

- Step out drilling on mineralized zones discovered this year;
- Drill test other similar targets in the immediate area of the successful 1998 drill program;
- Drill test additional targets with geological, geochemical and geophysical anomalies;
- Conduct a more detailed induced polarization survey, a technique which successfully highlighted targets within the larger gold anomaly;
- Further develop other geochemically anomalous areas on the 44 square miles (114 square kilometers) outside of the initial drill tested area of 1 square mile, 1.3 miles by 0.8 miles (2.5 square kilometers, 2.1 km by 1.2 km).

La Teko is very pleased with the results of the first year's work it has conducted on the Scheelite Dome property. It is fortunate that it was able to acquire an asset of the quality of Scheelite Dome prior to the marked increase in activity in the Tintina Gold Belt sparked by Teck Corp./Sumitomo Metal Mining's announcement of the Pogo discovery (4.5 million ounces of gold) last year. It is anticipated that the recent gold price recovery will further increase the interest already demonstrated in the Scheelite Dome project.

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                                   SIGNATURES

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Pursuant to the requirements of section 13 or 15(d) of the Securities Exchange of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          LA TEKO RESOURCES LTD.


Dated: October 7, 1998                  By: /s/ Gerald Carlson
                                        Gerald G. Carlson, President & CEO